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                                                                    EXHIBIT 4.9

          FORM OF 10-1/2% SENIOR SUBORDINATED NOTE DUE 2006, SERIES B

[1/]
[2/]

No.                                                                $
                                                                   CUSIP:
                                                                   ISIN:

                 10-1/2% Senior Subordinated Note Due 2006


                 MARINER ENERGY, INC., a Delaware corporation, promises to pay
to                        , or registered assigns, the principal sum of
Dollars on August 1, 2006.

Interest Payment Dates: February 1 and August 1.

Record Dates: January 15 and July 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:
                                        MARINER ENERGY, INC.,

                                          by
                                             -----------------------------------
                                             President


                                             -----------------------------------
                                             Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

UNITED STATES                                                             [Seal]
TRUST COMPANY OF NEW YORK,
  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.

by
   --------------------------------
        Authorized Signatory
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                                                                               2


- ----------------------------

         1/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such
Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

         2/  [If the Security is a Private Exchange Security issued in a
Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.]
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                                                                               3



                   10-1/2% Senior Subordinated Note Due 2006


1.  Interest

                 Mariner Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above [; provided, however, that if by February 14, 1997, neither the Registered Exchange Offer is consummated nor, if required in lieu thereof pursuant to the Registration Agreement, the Shelf Registration Statement is declared effective by the Commission, interest will accrue on this Security from and including such date at a rate of 0.50% per annum in excess of the interest rate per annum shown above. 3/] The Company will pay interest semiannually on February 1 and August 1 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 14, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

                 The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to





- ----------------------------

     3/ Insert if at the time of issuance of the Exchange Security neither the Registered Exchange Offer has been consummated nor a Shelf Registration
Statement has been declared effective in accordance with the Registration Agreement.
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                                                                               4


collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.


3.  Paying Agent and Registrar

                 Initially, Unites States Trust Company of New York, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

                 The Company issued the Securities under an Indenture dated as of August 1, 1996 ("Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                 The Securities are general unsecured obligations of the
Company limited to $100,000,000 aggregate principal amount (subject to Section
2.06 of the Indenture). The Indenture imposes certain limitations on the Incurrence of Indebtedness by the Company and certain of its Subsidiaries, the payment of dividends and other distributions on the Capital Stock of the
Company and certain of its Subsidiaries, the purchase or redemption of Capital Stock of
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                                                                               5


the Company and of certain Capital Stock of such Subsidiaries, the sale or transfer of assets and Subsidiary stock, the creation of Liens, the entering into of Sale/Leaseback Transactions and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and certain of its Subsidiaries to restrict distributions and dividends from Subsidiaries. The Indenture also restricts the ability of the Company and any Subsidiary Guarantor to consolidate or merge with or into, or to transfer all or substantially all their assets to, another person.

                 The Indenture also provides that, prior to any Subsidiary Guarantor Incurring any Indebtedness pursuant to Section 4.03 thereof, the Company shall cause such Subsidiary to Guarantee the Notes pursuant to a Subsidiary Guaranty. Any such Subsidiary Guaranty will secure the due and punctual payment of the principal of and interest, if any, on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise. Any Subsidiary Guaranty will unconditionally guarantee the Obligations on a senior subordinated basis pursuant to the terms of the Indenture.


5.  Optional Redemption

                 Except as set forth in the next paragraph, the Securities may not be redeemed prior to August 1, 2001. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), if redeemed during the 12-month period beginning on or after August 1 of the years set forth below:

            Period                                       Percentage
            ------                                       ----------
            2001  . . . . . . . . . . . . . . . . . .     105.250%
            2002  . . . . . . . . . . . . . . . . . .     102.625
            2003 and thereafter . . . . . . . . . . .     100.000

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                                                                               6



                 In addition, at any time prior to August 1, 1999, the Company may redeem up to 35% of the aggregate principal amount of Securities with the proceeds of a Public Equity Offering following which there is a Public Market, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount) of 110.5% plus accrued interest (if any) to redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); provided, however, that at least $65,000,000 aggregate principal amount of Securities must remain outstanding after each such redemption; provided further, however, that any such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.


6.  Notice of Redemption

                 Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.  Put Provisions

                 Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions, to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
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                                                                               7


8.  Subordination

                 The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.  Denominations; Transfer; Exchange

                 The Securities are in registered form without coupons in denominations of $1,000 (or in the case of Definitive Securities sold to institutional accredited investors as described in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act, minimum denominations of $100,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


10.  Persons Deemed Owners

                 The registered Holder of this Security may be treated as the owner of it for all purposes.


11.  Unclaimed Money

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
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                                                                               8



12.  Discharge and Defeasance

                 Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


13.  Amendment, Waiver

                 Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make certain changes in the subordination provisions, or to make any change that does not adversely affect the rights of any Securityholder.


14.  Defaults and Remedies

                 Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 or 6 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other

Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $10,000,000; (v) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; and (vi) certain judgments or decrees for the payment of money in excess of $10,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                 Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


15.  Trustee Dealings with the Company

                 Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


16.  No Recourse Against Others

                 A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the
Securities.
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                                                                              10



17.  Authentication

                 This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


18.  Abbreviations

                 Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).


19.  CUSIP Numbers

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


20.  Holders' Compliance with Registration Agreement

                 Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.


21.  Governing Law

                 THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS

OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                 THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:



                    ATTENTION OF JAMES M. FITZPATRICK, ESQ.

- --------------------------------------------------------------------------------

                                ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


             (Print or type assignee's name, address and zip code)

                 (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date:                        Your Signature:
      ---------------------                  -----------------------------------

- --------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.
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                                                                              13


                       OPTION OF HOLDER TO ELECT PURCHASE

                          IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED
BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, CHECK THE
BOX:

                                      [ ]

                          IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.06 OR 4.08 OF THE INDENTURE, STATE THE AMOUNT: $


DATE:                    YOUR SIGNATURE:
      ------------------                 ---------------------------------------
                         (SIGN EXACTLY AS YOUR NAME APPEARS ON THE OTHER SIDE
                         OF THE SECURITY)


SIGNATURE GUARANTEE:
                     -----------------------------------------------------------
                     (SIGNATURE MUST BE GUARANTEED BY A MEMBER FIRM OF THE NEW YORK STOCK EXCHANGE OR A COMMERCIAL BANK OR TRUST COMPANY)